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                                 Exhibit 99.1


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                                           NEWS RELEASE

                                           Nadia Jamshidi
                                           Kathy O'Connell
                                           McGrath/Power Public Relations
                                           (408) 727-0351
                                           nadiaj@mcgpr.com
                                           kathyo@mcgpr.com



              PUMA TECHNOLOGY ANNOUNCES CLOSING OF PROXINET MERGER
          FORTHCOMING SOLUTIONS ENABLE HANDHELD DEVICES TO BE USED FOR
               E-COMMERCE AND INSTANT MESSAGING THROUGH REAL-TIME
                                 INTERNET ACCESS


         SAN JOSE, Calif. (10/28/99)-----Puma Technology, Inc. (NASDAQ:
PUMA), a leading provider of mobile device management and synchronization software, announced that the acquisition of ProxiNet, Inc., Emeryville, Calif., has been closed. Under the terms of the merger agreement, Puma will issue or reserve for issuance a total of 2,600,000 shares of Puma common stock in consideration for all issued and outstanding shares of the capital stock of ProxiNet and assumed ProxiNet stock options. As a result of the acquisition, Puma will incur a one-time charge for in-process research and development for ProxiNet's products that have not yet reached technological feasibility in its first fiscal quarter ending October 31, 1999.

         ProxiNet's ability to transform handheld devices into standalone Internet clients and Puma's widely adopted Intellisync-Registered Trademark-synchronization software make the combination of technologies a key solution to broadening the appeal of Internet-connected wireless devices such as Internet-enabled phones.

         By combining Puma's Intellisync synchronization platform with ProxiNet's highly scalable proxy-based transformation and delivery architecture, major Internet destinations such as portals, search-engines and e-commerce companies will have the means to provide highly secure, real-time access to users of handheld devices, cellular phones and other wireless devices and Internet appliances. Users will be able to browse information online, while simultaneously retrieving and synchronizing critical information, such as emails, calendar events, or shopping information for use while offline. The combined companies' solution eliminates the need to be

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constantly connected and online, enduring often unreliable or unavailable wireless connections and incurring expensive wireless charges. Puma plans to market this technology primarily to major Internet companies such as portals and e-commerce sites as well as to cellular carriers and other wireless providers.

         "This acquisition represents a milestone in the evolution of Puma," said Brad Rowe, Puma's President and CEO. "We believe that the combined technology of Puma and ProxiNet will allow the new wave of wireless devices to take advantage of the Internet in unique ways, ranging from data synchronization to e-commerce and web-browsing. We expect the dramatically increasing number of connected Internet appliances, particularly cell phones, to create a far larger available market than the Company has historically serviced."

ABOUT PUMA TECHNOLOGY - EMPOWERING THE MOBILE ENTERPRISE-TM-

         Puma Technology is a leading provider of mobile device management and synchronization software that enables consumers, mobile professionals and information technology officers in the corporate enterprise to harness the full capabilities of handheld organizers/computers, "smart phones" and other wireless personal communication platforms. The Puma Technology-Registered Trademark- Intellisync software platform is the global standard for synchronization and control of the critical connection between handheld devices and vast stores of information found in corporate databases, the Internet and individual desktops. Puma is the only company that provides an end-to-end PDA management solution that addresses virtually every scenario for synchronization, total customization of device-based applications, centralized backup, security, information flow control, notification, and browsing of critical information. The Company's Intellisync platform enables the management and development of software to make handheld devices true extensions of the corporate server, the Internet and individual desktops. The Intellisync platform enables mobile access to up-to-the-minute, accurate, "anytime, anywhere" information and has been adopted worldwide by individuals, companies, mobile device manufacturers, telecommunications carriers and on-line contact, calendar and event services. The Company, headquartered in San Jose, Calif., maintains a web site at www.pumatech.com.

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         The forward looking statements above in this news release related to the Company's plans for the ProxiNet technology and the size of the wireless market are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause the actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to integration of the ProxiNet technology and operations, the timely introduction, availability and acceptance of new products and upgrades, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the "Risk Factors" section of Puma Technology's Annual Report on Form 10-K dated July 31, 1999, and Puma Technology's quarterly reports filed with the U.S. Securities and Exchange Commission. Puma Technology disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Puma Technology, Puma Technology logo, Intellisync, and Empowering the Mobile
Enterprise are trademarks of Puma Technology, Inc. which may be registered in some jurisdictions. All other product or company names are trademarks of their respective owners.